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                                                                   EXHIBIT 8.1.1

              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]




                                May 10, 1996



World Omni Dealer Funding Inc.
120 N.W. 12th Avenue
P.O. Box 1160
Deerfield Beach, Florida  33442

                 Re:      Registration Statement on Form S-1
                          Registration Statement No. 333-3816

Ladies and Gentlemen:

                 We are members of the New York Bar and have acted as special tax counsel to World Omni Dealer Funding Inc., a Florida corporation (the "Transferor"), in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-1 relating to the World Omni Wholesale Master Trust (the "Registration Statement"). Contemporaneously therewith, you have requested our opinion regarding certain descriptions of Federal income tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Prospectus.

                 Our opinion is based on an examination of the Prospectus and of the Master Pooling and Servicing Agreement and Series 1996-2 Supplement thereto (together, the "Pooling and Servicing Agreement") by and among the Transferor, the Servicer and the Trustee named therein, and such other documents, instruments and information as we considered necessary and on the assumption that all such documents are enforceable according to their terms. Our opinion regarding certain descriptions of Federal income tax consequences contained in the Prospectus is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities thereunder. The statutory provisions, regulations and interpretations on which our opinion is based are subject
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World Omni Dealer Funding Inc.
May 10, 1996
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to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

                 We have assumed that all currently outstanding interests in the Trust are properly characterized as debt or as interests in a partnership for Federal income tax purposes and that no transfer of any interest in the Transferor Interest has occurred except in accordance with the Pooling and Servicing Agreement. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such original documents. As to any other facts material to the opinion expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Transferor and others.

                 We express no opinion as to the laws of any jurisdiction and no opinion with respect to the matters addressed in this letter other than our opinion as to Federal income tax law as set forth below.

                 Based upon and subject to the foregoing, it is our opinion that, for Federal income tax purposes, the statements in the Prospectus under the heading "Certain Tax Matters--United States Federal Income Tax Consequences" to the extent that they constitute matters of Federal income tax law or legal conclusions with respect thereto, are a fair and accurate summary of the matters addressed therein, under existing Federal income tax law and the assumptions stated therein.



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World Omni Dealer Funding Inc.
May 10, 1996
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                 We consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                            Very truly yours,



                                            Skadden, Arps, Slate, Meagher & Flom